As filed with the Securities and Exchange Commission on June 12, 2014
Registration No. 333-_______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

CADIZ INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0313235
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification No.)

550 S. Hope Street, Suite 2850
Los Angeles, California 90071
(Address of principal executive offices)

2014 Equity Incentive Plan
 (Full title of the plans)

SCOTT S. SLATER
Chief Executive Officer
Cadiz Inc.
550 S. Hope Street, Suite 2850
Los Angeles, California 90071
(Name and address of agent for service)

(213) 271-1600
(Telephone number, including area code, of agent for service)

Copies of communications to:
HOWARD UNTERBERGER, ESQ.
Theodora Oringher P.C.
10880 Wilshire Boulevard, Suite 1700
Los Angeles, California 90024
(310) 557-2009

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	Maximum
Title of securities	Amount to be	offering price	Aggregate	Amount of
to be registered	Registered	per unit(2)	offering price(2)	registration fee

Common Stock(1)	675,000 shares(1)	$8.15	$5,501,250	$708.57

(1)
These securities are issuable under the Cadiz Inc. 2014 Equity Incentive Plan (the"Plan”). This registration statement shall also cover an indeterminate number of additional shares of common stock that may become issuable by virtue of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
Pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended, the offering price and the amount of the fee for these shares were computed based on the average of the high and low prices of the Company's Common Stock as reported by the Nasdaq Global Market for June 9, 2014, which date is within five business days prior to the initial filing date of this registration statement.

EXPLANATORY NOTE

    This registration statement registers shares issuable under the Cadiz Inc. 2014 Equity Incentive Plan (the "Plan").

    The Plan was approved by the stockholders of the registrant at the registrant's Annual Meeting of Stockholders held on June 10, 2014.  Employees, directors and third party service providers will be eligible to participate in the Plan.  The Plan has a term of ten (10) years.

    The Plan authorizes the issuance of up to 675,000 shares of the registrant's common stock.  Awards under the Plan may consist of stock options, stock appreciation rights, restricted stock and restricted stock units.  No more than 300,000 shares and share equivalents may be granted to any one participant in a calendar year.

    The Plan will be administered by the registrant's Compensation Committee or another committee of the Board meeting applicable independence requirements.  The Committee has full power and authority to select participants and determine the specific terms and conditions of each award.

    The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan (Exhibit 4.12 to this Registration Statement).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The prospectus documents containing the information specified in Part I of Form S-8 need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”), but will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

    The following documents, which have been filed by Cadiz Inc. with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates:

(a)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed on March 10, 2014;

(b)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2014, filed on May 8, 2014;

(c)	Our Definitive Proxy Statement on Form 14A for the Annual Meeting of Shareholders on June 10, 2014, filed on April 28, 2014;

(d)	The description of our common stock as set forth in our registration statement filed on Form 8-A under the Exchange Act on May 8, 1984, as amended by reports on:

•	Form 8-K filed with the SEC on May 26, 1988;

•	Form 8-K filed with the SEC on June 2, 1992;

•	Form 8-K filed with the SEC on May 18, 1999; and

•	Annual Report on Form 10-K for the year ended December 31, 2003, filed on November 2, 2004

    All documents filed by us pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.     DESCRIPTION OF SECURITIES.

    Not applicable.

ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the Delaware General Corporation Law permits the registrant’s Board of Directors to indemnify any person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his being or having been a director, officer, employee or agent of the registrant, in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

    The registrant’s Bylaws provide for mandatory indemnification of directors and officers of the registrant, and those serving at the request of the registrant as directors, officers, employees, or agents of other entities (collectively, “Agents”), to the maximum extent permitted by law.  The Bylaws provide that such indemnification (other than in an action by or in the right of the registrant) shall be a contract right between each Agent and the registrant.

    The registrant’s Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.  The registrant's Certificate of Incorporation provides that if the Delaware General Corporation Law is subsequently amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the law as amended.  The registrant has also purchased a liability insurance policy, which insures its directors and officers against certain liabilities, including liabilities under the Securities Act.

ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

    Not applicable.

ITEM 8.     EXHIBITS.

   The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1	Specimen form of stock certificate(1)

4.2	Cadiz Inc. Certificate of Incorporation, as amended(2)

4.3	Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996(3)

4.4	Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998(1)

4.5	Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003(4)

4.6	Certificate of Elimination of Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003(4)

4.7	Certificate of Elimination of Series A Junior Participating Preferred Stock of Cadiz Inc., dated March 25, 2004(4)

4.8	Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc., dated November 30, 2004(5)

4.9	Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30, 2006, as corrected by Certificate of Correction dated March 14, 2007(6)

4.10	Cadiz Inc. Bylaws, as amended(7)

4.11	Certificate of Elimination of Series F Preferred Stock of Cadiz Inc. (as filed August 3, 2007)(8)

4.12	2014 Equity Incentive Plan(9)

5.1	Opinion of Theodora Oringher PC as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Theodora Oringher PC (included in its opinion filed as Exhibit 5.1)
_____________________

(1)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2)	Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)	Previously filed as an exhibit to our current report on Form 8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(6)	Previously filed as an exhibit to our current report on Form 8-K dated July 6, 2006 and filed on July 6, 2006, and incorporated herein by reference

(7)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(8)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference

(9)	Previously filed as appendix A to our definitive proxy dated and filed April 28, 2014 and incorporated herein by reference

ITEM 9.     UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)      (1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2)      That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4)      [Intentionally omitted]

(5)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)      If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)      That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 12th day of June 2014.

CADIZ INC.

By:	/s/ Scott S. Slater
Scott S. Slater
Chief Executive Officer

    KNOW ALL YE BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Scott S. Slater and Timothy J. Shaheen, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, which relates to this Registration Statement, and to file same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Keith Brackpool Keith Brackpool	Chairman of the Board	June 12, 2014
/s/ Scott S. Slater Scott S. Slater	Chief Executive Officer, President and Director (Principal Executive Officer)	June 12, 2014
/s/ Timothy J. Shaheen Timothy J. Shaheen	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	June 12, 2014
Geoffrey Grant	Director
/s/ Winston H. Hickox Winston H. Hickox	Director	June 12, 2014
/s/ Murray H. Hutchison Murray H. Hutchison	Director	June 12, 2014
/s/ Raymond J. Pacini Raymond J. Pacini	Director	June 12, 2014
/s/ Stephen E. Courter Stephen E. Courter	Director	June 12, 2014
Bryant R. Riley	Director

EXHIBITS INDEX

    The following documents are filed or incorporated by reference as part of this Registration Statement:

4.1	Specimen form of stock certificate(1)

4.2	Cadiz Inc. Certificate of Incorporation, as amended(2)

4.3	Amendment to Cadiz Inc. Certificate of Incorporation dated November 8, 1996(3)

4.4	Amendment to Cadiz Inc. Certificate of Incorporation dated September 1, 1998(1)

4.5	Amendment to Cadiz Inc. Certificate of Incorporation dated December 15, 2003(4)

4.6	Certificate of Elimination of Series D Preferred Stock, Series E-1 Preferred Stock and Series E-2 Preferred Stock of Cadiz Inc. dated December 15, 2003(4)

4.7	Certificate of Elimination of Series A Junior Participating Preferred Stock of Cadiz Inc., dated March 25, 2004(4)

4.8	Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc., dated November 30, 2004(5)

4.9	Second Amended and Restated Certificate of Designations of Series F Preferred Stock of Cadiz Inc. dated June 30, 2006, as corrected by Certificate of Correction dated March 14, 2007(6)

4.10	Cadiz Inc. Bylaws, as amended(7)

4.11	Certificate of Elimination of Series F Preferred Stock of Cadiz Inc. (as filed August 3, 2007)(8)

4.12	2014 Equity Incentive Plan(9)

5.1	Opinion of Theodora Oringher PC as to the legality of the securities being registered

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of Theodora Oringher PC (included in its opinion filed as Exhibit 5.1)
_____________________

(1)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1998 and incorporated herein by reference

(2)	Previously filed as an exhibit to our registration statement on Form S-1 (Registration No. 33-75642) and incorporated herein by reference

(3)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended September 30, 1996 and incorporated herein by reference

(4)	Previously filed as an exhibit to our annual report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference

(5)	Previously filed as an exhibit to our current report on Form 8-K dated November 30, 2004 and filed on December 2, 2004, and incorporated herein by reference

(6)	Previously filed as an exhibit to our current report on Form 8-K dated July 6, 2006 and filed on July 6, 2006, and incorporated herein by reference

(7)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 1999 and incorporated herein by reference

(8)	Previously filed as an exhibit to our quarterly report on Form 10-Q for the quarter ended June 30, 2007 and incorporated herein by reference

(9)	Previously filed as appendix A to our definitive proxy dated and filed April 28, 2014 and incorporated herein by reference